Reznick                        Reznick Group, P.C.          Tel: (301) 652-9100
Group                          7700 Old Georgetown Road     Fax: (301) 652-1848
                               Suite 400                    www.reznickgroup.com
                               Bethesda, MD 20814-6224




                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Post-effective Amendment No. 1 Form S-11 (Registration No. 333-124115 and 333-124116), of our report dated October 5, 2005, relating to the balance sheet as of August 31, 2005 of WNC Housing Tax Credit Fund VI, L.P., Series 13 (a California limited partnership) (a development stage enterprise), and our report dated October 7, 2005, relating to the balance sheet as of August 31, 2005 and 2004, and the related statements of operations, member's equity and cash flows for the years then ended of WNC National Partners, LLC (a California Limited Liability Company and wholly-owned subsidiary of WNC & Associates, Inc.), which are contained in the Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/Reznick Group, P.C.

Bethesda, Maryland
July 11, 2006



















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